As filed with the Securities and Exchange Commission on April 17, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U.S. Bancorp	Delaware	41-0255900
(Exact name of registrant	(State or other jurisdiction	(I.R.S. Employer
As specified in its charter)	of incorporation or organization)	Identification No.)

800 Nicollet Mall	Lee R. Mitau, Esq.
Minneapolis, Minnesota 55402-4302	800 Nicollet Mall
(651) 466-3000	Minneapolis, Minnesota 55402-4302
(Address, including zip code, and telephone number,	(651) 466-3000
including area code, of registrant’s principal	(Name, address and telephone number,
executive offices)	including area code, of agent for service)
Copy to:
James J. Barresi, Esq.
Squire, Sanders & Dempsey L.L.P.
221 E. 4th Street, Suite 2900
Cincinnati, Ohio 45202
(513) 361-1200
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered(1)	Registered	Per Unit	Offering Price	Fee
Senior Notes	(2)	(2)	(2)	(2)
Subordinated Notes	(2)	(2)	(2)	(2)
Common Stock	(2)	(2)	(2)	(2)
Preferred Stock	(2)	(2)	(2)	(2)
Depositary Shares	(2)	(2)	(2)	(2)
Debt Warrants	(2)	(2)	(2)	(3)
Equity Warrants	(2)	(2)	(2)	(4)
Units	(2)	(2)	(2)	(5)
Total:				$(2)

(footnotes on next page)

(1)	The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(3)	Debt Warrants will represent rights to purchase debt securities registered hereby. Because the Debt Warrants will provide a right only to purchase the debt securities offered hereunder, no additional registration fee is required for the Debt Warrants.
(4)	Equity Warrants will represent rights to purchase equity securities registered hereby. Because the Equity Warrants will provide a right only to purchase the equity securities offered hereunder, no additional registration fee is required for the Equity Warrants.
(5)	Any registered securities may be sold separately or as Units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each Unit will be issued under a unit agreement. Because Units will consist of securities registered hereunder, no additional registration fee is required for the Units.

  PROSPECTUS

U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000

U.S. Bancorp

Senior Notes
Subordinated Notes
Common Stock
Preferred Stock
Depositary Shares
Debt Warrants
Equity Warrants
Units

The securities of each class may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Our common stock is listed on the New York Stock Exchange under the symbol “USB.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is April 17, 2008.

Page
Item	Number

Where You Can Find More Information	1
Use of Proceeds	1
Validity of Securities	1
Experts	2
Opinion and Consent of Squire, Sanders & Dempsey L.L.P.
Consent of Ernst & Young L.L.P.
Powers of Attorney
Form T-1 Statement of Eligibility of Citibank, N.A. to act as Senior Trustee
Form T-1 Statement of Eligibility of Citibank, N.A. to act as Subordinated Trustee

i

The words “USB,” “Company,” “we,” “our,” “ours” and “us” refer to U.S. Bancorp and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2007.

•	Current Reports on Form 8-K filed January 15, 2008; January 17, 2008; February 1, 2008; March 18, 2008; and April 15, 2008.

•	Current Report on Form 8-K/A filed April 17, 2008.

•	The description of our common stock set forth in our registration statement on Form 8-A filed under the Exchange Act on October 6, 1994, by First Bank System, Inc. (now known as U.S. Bancorp), including any amendment or report filed for the purpose of updating such description.

•	The description of our preferred share purchase rights contained in the registration statement on Form 8-A filed under the Exchange Act on February 28, 2001, as amended by registration statement on Form 8-A filed on December 31, 2002, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: Investor Relations Department
(612) 303-0799 or (866) 775-9668

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by our counsel, Squire, Sanders & Dempsey L.L.P., Cincinnati, Ohio. Any underwriters will be represented by their own legal counsel.

1

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2007, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

2

U.S. Bancorp
SENIOR NOTES
SUBORDINATED NOTES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT WARRANTS
EQUITY WARRANTS
UNITS

PROSPECTUS

April 17, 2008

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The estimated expenses in connection with this Registration Statement are as follows:

SEC Registration fee	$(1)
Accountant’s fees and expenses	50,000
Attorneys’ fees and expenses	300,000
Trustee and Depositary fees and expenses	50,000
Printing and engraving expenses	35,000
State qualification fees and expenses	11,000
Rating agencies’ fees	100,000
Miscellaneous	10,000

TOTAL	$556,000	(1)(2)

(1)	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)	Additional information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.
Item 15. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.
          Article Eighth of U.S. Bancorp’s Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to U.S. Bancorp or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to U.S. Bancorp or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction for which the director derived an improper personal benefit.
          The bylaws of U.S. Bancorp provide that the officers and directors of U.S. Bancorp and certain others will be indemnified to substantially the same extent permitted by Delaware law.
          U.S. Bancorp maintains a standard policy of officers’ and directors’ insurance.

Item 16. Exhibits.
     The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibits

1.1	Form of Distribution Agreement with respect to certain debt securities.*

4.1	Restated Certificate of Incorporation of U.S. Bancorp (incorporated by reference to Exhibit 3.1 to U.S. Bancorp’s Current Report on Form 8-K filed April 18, 2007).

4.2	Form of Certificate of Designation with respect to the Non-Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K filed March 18, 2008).

4.3	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Senior Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991).

4.4	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Subordinated Trustee, as amended by the First Supplemental Indenture dated as of April 1, 1993 (incorporated by reference to Exhibit 4.2 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991 and Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated April 26, 1993).

4.5	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s registration statement on Form S-8 dated August 1, 1997).

4.6	Form of Debt Securities Warrant Agreement.*

4.7	Form of Debt Securities Warrant Certificate (included as part of Exhibit 4.6).*

4.8	Form of Equity Securities Warrant Agreement.*

4.9	Form of Equity Securities Warrant Certificate (included as part of Exhibit 4.8).*

5.1	Opinion and consent of Squire, Sanders & Dempsey L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007).

23.1	Consent of Ernst & Young LLP.

23.2	Consents of Squire, Sanders & Dempsey L.L.P.(included in Exhibit 5.1).

24	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Senior Trustee under the Senior Indenture.

25.2	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Subordinated Trustee under the Subordinated Indenture.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, That:
     (A) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (17 C.F.R. § 239.13) or Form F-3 (17 C.F.R. § 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B (17 C.F.R. § 230.430B):
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C (17 C.F.R. § 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (17 C.F.R. § 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of the registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 17, 2008.

U.S. Bancorp
By:	/s/ Richard K. Davis
Richard K. Davis
Chairman, President and Chief Executive Officer (principal executive officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Davis	Chairman, President and	April 17, 2008
Richard K. Davis	Chief Executive Officer (principal executive officer and director)

/s/ Andrew Cecere	Vice Chairman and Chief Financial	April 17, 2008
Andrew Cecere	Officer (principal financial officer)

/s/ Terrance R. Dolan	Executive Vice President and Controller	April 17, 2008
Terrance R. Dolan	(principal accounting officer)

/s/ Douglas M. Baker, Jr.*	Director	April 17, 2008
Douglas M. Baker, Jr.

/s/ Victoria Buyniski Gluckman*	Director	April 17, 2008
Victoria Buyniski Gluckman

/s/ Arthur D. Collins, Jr.*	Director	April 17, 2008
Arthur D. Collins, Jr.

/s/ Peter H. Coors*	Director	April 17, 2008
Peter H. Coors

/s/ Joel W. Johnson*	Director	April 17, 2008
Joel W. Johnson

/s/ Olivia F. Kirtley	Director	April 17, 2008
Olivia F. Kirtley

/s/ Jerry W. Levin*	Director	April 17, 2008
Jerry W. Levin

	Signature	Title	Date

	/s/ David B. O’Maley*	Director	April 17, 2008
David B. O’Maley

	/s/ O’dell M. Owens, M.D., M.P.H.*	Director	April 17, 2008
O’dell M. Owens, M.D., M.P.H.

	/s/ Richard G. Reiten*	Director	April 17, 2008
Richard G. Reiten

	/s/ Craig D. Schnuck*	Director	April 17, 2008
Craig D. Schnuck

	/s/ Patrick T. Stokes*	Director	April 17, 2008
Patrick T. Stokes

*By	/s/ Terrance R. Dolan Terrance R. Dolan	Attorney-in-fact for the persons indicated above with an *
Attorney-in-fact

INDEX TO EXHIBITS

Exhibits
1.1	Form of Distribution Agreement with respect to certain debt securities.*

4.1.	Restated Certificate of Incorporation of U.S. Bancorp (incorporated by reference to Exhibit 3.1 to U.S. Bancorp’s Current Report on Form 8-K filed April 18, 2007).

4.2	Form of Certificate of Designation with respect to the Non-Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K filed March 18, 2008).

4.3	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Senior Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991).

4.4	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Subordinated Trustee, as amended by the First Supplemental Indenture dated as of April 1, 1993 (incorporated by reference to Exhibit 4.2 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991 and Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated April 26, 1993).

4.5	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s registration statement on Form S-8 dated August 1, 1997).

4.6	Form of Debt Securities Warrant Agreement.*

4.7	Form of Debt Securities Warrant Certificate (included as part of Exhibit 4.6).*

4.8	Form of Equity Securities Warrant Agreement.*

4.9	Form of Equity Securities Warrant Certificate (included as part of Exhibit 4.8).*

5.1	Opinion and consent of Squire, Sanders & Dempsey L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007).

23.1	Consent of Ernst & Young LLP.

23.2	Consents of Squire, Sanders & Dempsey L.L.P.(included in Exhibit 5.1).

24	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Senior Trustee under the Senior Indenture.

25.2	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Subordinated Trustee under the Subordinated Indenture.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.